EXHIBIT 99.1

Harvard Bioscience Becomes Pure-Play Developer, Manufacturer and Marketer of Tools for Life Science Research

Spin-off of Harvard Apparatus Regenerative Technology Effective November 1, 2013

HOLLISTON, Mass., Nov. 4, 2013 (GLOBE NEWSWIRE) — Harvard Bioscience, Inc. (Nasdaq:HBIO) became a pure-play global developer, manufacturer and marketer of a broad range of tools to advance life science research on November 1, 2013. This development resulted as the previously announced spin-off of its former wholly owned regenerative medicine device subsidiary, Harvard Apparatus Regenerative Technology, or HART, was completed as of 12:01 a.m. on November 1, 2013.

The spin-off was achieved through the distribution to Harvard Bioscience's shareholders of one share of HART common stock for every four shares of Harvard Bioscience stock held at the close of business on the record date of October 21, 2013. As of November 1, 2013, each of Harvard Bioscience and HART began operating as independent public companies. Shares of HART will begin regular trading today on the NASDAQ Capital Market under the ticker symbol "HART." Harvard Bioscience's common stock will continue to trade on the NASDAQ Global Market under the ticker symbol "HBIO."

With single-minded focus, Harvard Bioscience is now well positioned to increase its industry presence with hospitals and research facilities worldwide. Currently, Harvard Bioscience products are sold to thousands of researchers in over 100 countries, primarily through its 850 page catalog, various other catalogs, its website, via its sales force and through brand name distributors including GE Healthcare, Thermo Fischer Scientific and VWR.

Jeffrey A. Duchemin, Chief Executive Officer of Harvard Bioscience, elaborated on this development: "The team at Harvard Bioscience will now be completely devoted to bolstering our core businesses, including our highly regarded instrument product line. With our initiatives unified in this way, we expect to continue the tradition of excellence and innovation which is our legacy."

In commenting on the departure of founder David Green, Mr. Duchemin said: "I would like to thank David Green for his stellar years of leadership at Harvard Bioscience as he leaves to take the leadership helm of Harvard Apparatus Regenerative Technology. David is the visionary who led Harvard Bioscience into its leadership position today within the life science and regenerative medicine tool and device sector. We all look forward to watching David's success as he continues to make dreams of regenerative medicine realities for the lives of those in need."

"We also wish Tom McNaughton our best wishes as he, too, joins Harvard Apparatus. Tom served us very well in his role as CFO and left us with excellent procedures and corporate policies which allow this to be a seamless transition," said Mr. Duchemin.

About Harvard Bioscience

Harvard Bioscience ("HBIO") is a global developer, manufacturer and marketer of a broad range of specialized products, primarily apparatus and scientific instruments, used to advance life science research and regenerative medicine. Our products are sold to thousands of researchers in over 100 countries primarily through our 850 page catalog (and various other specialty catalogs), our website, through distributors, including GE Healthcare, Thermo Fisher Scientific and VWR, and via our field sales organization. HBIO has sales and manufacturing operations in the United States, the United Kingdom, Germany, Sweden and Spain with additional facilities in France and Canada. For more information, please visit our website at www.harvardbioscience.com.

The Harvard Bioscience, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6426

Forward-Looking Statements

Some of the statements in this press release are "forward-looking" and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These "forward-looking" statements include statements relating to, among other things, the success of the transition relating to the spin-off of HART, the availability of a market for the HART securities, and any commercialization efforts of Harvard Bioscience products as well as the success thereof. These statements involve risks and uncertainties, including among other things, market and other conditions that may cause results to differ materially from the statements set forth in this press release. There can be no assurance that such statements and information will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements and information. The forward-looking statements in this press release speak only as of the date of this press release. Harvard Bioscience expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Contact:

Harvard Bioscience

Jeffrey A. Duchemin
Chief Executive Officer
jduchemin@harvardbioscience.com

Investor Relations:
Dian Griesel Int’l.
Cheryl Schneider

(212) 825-3210

Public Relations:
Dian Griesel Int’l.
Susan Forman or Laura Radocaj
(212) 825-3210